Exhibit 99.3

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Month Periods ended June 30, 2017 and 2016

(Unaudited)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

South Bend, Indiana

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Month Periods ended June 30, 2017 and 2016

(Unaudited)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amount)

	June 30, 2017	September 30, 2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$31,515	$31,253
Trade receivables, net	78,807	72,180
Inventories, net	76,193	68,973
Refundable income taxes	4,422	1,563
Prepaid expenses and other current assets	5,381	5,838

Total current assets	196,318	179,807
Property, plant and equipment, net	137,054	131,110
Other assets
Intangible assets, net	439,029	464,852
Goodwill	506,866	500,678
Other assets	271	292

Total other assets	946,166	965,822

Total assets	$1,279,538	$1,276,739

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable	$37,903	$34,973
Current maturities of long-term debt	6,066	5,615
Accrued payroll and related benefits	9,587	13,829
Other current liabilities	12,011	12,706

Total current liabilities	65,567	67,123
Noncurrent liabilities
Long-term debt, less current maturities	678,618	691,579
Deferred income taxes	149,309	145,252
Pension liability	16,534	16,310
Other long-term liabilities	3,705	8,597

Total noncurrent liabilities	848,166	861,738

Total liabilities	913,733	928,861
Commitments and contingencies
Shareholder’s equity
Common stock, $.01 par value, 5,000 shares authorized; 1,100 shares issued and outstanding	—	—
Additional paid-in capital	355,963	354,852
Retained earnings	16,168	2,870
Accumulated other comprehensive loss	(6,326)	(9,844)

Total shareholder’s equity	365,805	347,878

Total liabilities and shareholder’s equity	$1,279,538	$1,276,739

See accompanying notes to condensed consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Nine months ended June 30, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Nine months ended June 30,
	2017	2016
Revenues. net	$472,072	$454,275
Cost of goods sold	325,895	313,872

Gross profit	146,177	140,403
Operating expenses
Selling and marketing	27,783	26,034
General and administrative	25,528	30,802
Research and development	10,319	9,744
Amortization expense	27,531	29,494

Total operating expenses	91,161	96,074

Operating income	55,016	44,329
Other expenses
Interest expense, net	35,159	33,114
Transaction-related costs	—	382

Total other expenses	35,159	33,496

Income before income taxes	19,857	10,833
Income taxes	6,559	3,016

Net income	$13,298	$7,817

See accompanying notes to condensed consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

Nine months ended June 30, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Nine months ended June 30,
	2017	2016
Net income	$13,298	$7,817
Other comprehensive income (loss), net of tax
Defined benefit pension plan adjustments	193	(1,136)
Foreign currency translation adjustment	3,325	(6,245)

Other comprehensive income (loss)	3,518	(7,381)

Comprehensive income	$16,816	$436

See accompanying notes to condensed consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine months ended June 30, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Nine months ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$13,298	$7,817
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	7,646	7,385
Amortization of intangible assets	27,531	29,494
Share-based compensation	1,111	1,438
Amortization of deferred financing costs	7,348	3,157
Unrealized foreign currency transaction loss	(61)	49
Deferred income taxes	—	(403)
Loss on disposal of assets	4	66
Changes in operating assets and liabilities, excluding impact of acquisitions:
Trade receivables	(6,074)	(7,276)
Inventories	(6,791)	4,830
Other current assets	(782)	852
Other assets	643	—
Accounts payable	2,657	(5,907)
Accrued expenses and other liabilities	(7,624)	1,690
Refundable income taxes	(3,065)	(813)
Pension liability	143	(1,105)

Net cash provided by operating activities	35,984	41,274
Cash flows from investing activities
Business acquisitions, net of cash acquired	(3,966)	(63,227)
Purchase of property, plant and equipment	(12,630)	(9,409)

Net cash used in investing activities	(16,596)	(72,636)
Cash flows from financing activities
Borrowings of long-term debt	55,000	38,000
Payments on long-term debt	(72,991)	(4,241)
Capital distribution	—	(75)
Capital contribution	—	400
Deferred financing costs	(1,928)	(305)

Net cash (used in)/provided by financing activities	(19,919)	33,779

Net change in cash and cash equivalents	(531)	2,417
Effect of exchange rate changes on cash and cash equivalents	793	1,066
Cash and cash equivalents as of beginning of period	31,253	30,524

Cash and cash equivalents as of end of period	$31,515	$34,007

See accompanying notes to condensed consolidated financial statements.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

NOTE 1—DESCRIPTION OF THE BUSINESS

Royal Holdings, Inc. (the “Company”) is a wholly owned subsidiary of Royal Acquisition Corp.

The principal operating subsidiaries included in the Company’s Consolidated Financial Statements are Royal Adhesives and Sealants, LLC and ADCO Products, LLC (formerly ADCO Products, Inc.), which are located in the United States of America, as well as Kömmerling Chemische Fabrik, GmbH located in Germany. The Company also has smaller operating subsidiaries located in the United Kingdom, Canada, France, and China. Through its subsidiaries, the Company’s products are sold to customers throughout North America, Europe and Southeast Asia.

The Company manufactures and markets specialty adhesives, sealants, coatings, polymers, tapes, encapsulants and additives for use in a wide range of commercial, industrial and institutional applications. The Company’s products are sold into five primary market sectors: transportation, assembly and construction; commercial roofing; insulating glass; flooring and carpet; and textile, paper, printing and packaging. These products are also used in a variety of secondary markets including aerospace and defense, automotive, recreational vehicle, bus, truck and trailer, marine, assembly, electrical/electronic, filter, printing, flexible packaging, laminating, graphic arts, solar/renewable energy, personal care, home furnishings, roofing and flooring.

NOTE 2—BASIS OF PRESENTATION

The accompanying unaudited Condensed Consolidated Financial Statements of Royal Holdings, Inc. and Subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, all adjustments, consisting of a normal and recurring nature, considered necessary, for the fair presentation of these interim financial statements in accordance with GAAP have been made. Operating results for such interim periods presented are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements and the notes thereto.

The preparation of the consolidated financial statements in accordance with GAAP requires management to make certain estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. Actual results could materially differ from those estimates.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Royal Holdings, Inc. and it subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Developments: In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which was subsequently amended by ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross Versus Net),” and ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing.” ASU No. 2014-09, as amended, supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605).” The standard is principle based and provides a five step model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. There are also expanded disclosure requirements in this ASU. In July 2015, the FASB voted to delay the effective date of ASU 2014-09 by one year. For non-public entities, this guidance is effective for annual reporting periods beginning after December 15, 2018; hence, the Company is required to apply the new standard for its fiscal year commencing October 1, 2019. Early adoption is permitted for annual reporting period beginning after December 15, 2016, or the Company’s fiscal year commencing October 1, 2017. The Company is currently evaluating the impact of ASU No. 2014-09 on its Consolidated Financial Statements.

In February 2016, the FASB issued a new accounting standard that will require that an entity recognize lease assets and lease liabilities on its balance sheet for leases in excess of one year that were previously classified as operating leases under U.S. GAAP. The standard also requires companies to disclose in the footnotes to the financial statements information about the amount, timing, and uncertainty for the payments made for the lease agreements. The standard is effective for financial statements issued for annual and interim periods beginning after December 15, 2018 on a retroactive basis. Early adoption is permitted. The Company is currently evaluating the effect of adopting this new accounting standard and has not yet determined the impact that the implementation of it will have on its condensed consolidated financial statements.

In January 2017, the FASB issued a new accounting standard that clarifies the definition of a business. This standard will assist companies in interpreting the definition of a business which may affect certain areas of accounting including acquisitions, disposals, goodwill and consolidation. The standard is effective for financial statements issued for annual and interim periods beginning after December 15, 2017. The standard may be applied on a retrospective basis and early adoption is permitted. The Company is currently evaluating the effect of adopting this new accounting standard and has not yet determined the impact that the implementation of it will have on its condensed consolidated financial statements.

In March 2017, the FASB issued a new accounting standard that will change how employers that sponsor defined benefit pension and/or other postretirement benefit plans present the net periodic benefit cost in the income statement. Under the new guidance, employers will present the service cost component of the net periodic benefit cost in the same income statement line item(s) as other employee compensation costs arising from services rendered during the period. In addition, only the service cost component will be eligible for capitalization in assets. Employers will present the other components separately from the line item(s) that includes the service cost and outside of any subtotal of operating income, if one is presented. Employers will have to disclose the line(s) used to present the other components of net periodic benefit cost, if the components are not presented separately in the income statement. The standard is effective for financial statements issued for annual and interim periods beginning after December 15, 2017 and early adoption is permitted. The Company is currently evaluating the effect of adopting this new accounting standard and has not yet determined the impact that the implementation of it will have on its condensed consolidated financial statements.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2015, the FASB issued ASU No. 2015-16, “Simplifying the Accounting for Measurement Period Adjustments,” which eliminates the requirement to retrospectively account for measurement period adjustments related to a business combination. This ASU is effective for annual periods beginning after December 15, 2016, or the Company’s fiscal year commencing October 1, 2017, and is to be applied prospectively. Early adoption is permitted. The Company adopted the amendments of this ASU as of October 1, 2016, and it did not have an impact on its consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” which requires a company to measure inventory within the scope of this guidance (inventory measured using first-in, first-out (FIFO) or average cost) at the lower of cost and net realizable value methods. This ASU is effective for annual periods beginning after December 15, 2016, or our fiscal year commencing October 1, 2017; however, the Company elected to early adopt this guidance effective October 1, 2016, as early adoption is permitted. The adoption of this guidance did not have a material impact on the Company’s Consolidated Financial Statements.

Subsequent Events: Management has performed an analysis of the activities and transactions subsequent to June 30, 2017 to determine the need for any adjustments to and/or disclosures within the financial statements for the nine-month period ended June 30, 2017. Management has performed their analysis through October 5, 2017, the date the financial statements were available to be issued.

NOTE 4—BUSINESS COMBINATIONS

During the nine months ended June 30, 2017, the Company finalized the purchase price allocation for the acquisition of CASS Holdings Company d/b/a CASS Polymers, Inc. (“CASS”) on June 30, 2016.

The final allocation of the purchase price is as follows:

Accounts Receivable	$492
Inventories	272
Prepaids & Other	17
Property and Equipment	135

Total Tangible Assets Acquired	916
Accounts Payable	(18)
Deferred Tax Liabilities	(3,000)

Total Liabilities Assumed	(3,018)
Identified Intangible Assets	7,900
Goodwill	9,170

Net Assets Acquired	$14,968

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

NOTE 4—BUSINESS COMBINATIONS (Continued)

During the nine months ended June 2017, the Company completed an acquisition of a business for approximately $2,100. The Company is in the process of determining the fair value of the assets acquired.

NOTE 5—INVENTORIES

Inventories consist of the following:

	June 30,	September 30,
	2017	2016
Raw and packaging materials	$44,280	$37,736
Work in process	2,265	1,542
Finished goods	34,754	33,882

	81,299	73,160
Inventory reserves	(5,106)	(4,187)

	$76,193	$68,973

NOTE 6—DEBT

Debt consists of the following:

	June 30,	September 30,
	2017	2016
1st Lien Credit Agreement Term Loan	$605,084	$553,000
2nd Lien Credit Agreement Term Loan	80,000	145,000
Revolving Line of Credit	15,000	20,000
Capital leases	2	17

	700,086	718,017
Debt issue costs	(15,402)	(20,823)

	684,684	697,194
Current maturities	(6,066)	(5,615)

Debt, long-term portion	$678,618	$691,579

During February 2017, the Company restructured a portion of its debt. The Company obtained additional borrowings on its 1st Lien Term Loan of $55,000, and reduced the rate on the loan by 0.25%. The Company used these funds, plus $10,000 of available cash to pay down $65,000 on the 2nd Lien Term Loan. As part of the debt restructuring, the Company incurred approximately $1,925 in fees which were expensed, and wrote off approximately $2,830 in debt issue costs related to the extinguished debt and included the amount within interest expense.

Revolving Line of Credit: The Company may borrow $68,000, subject to limitation based on a defined leverage calculation, through June 19, 2020. The borrowings were not limited at June 30, 2017 or 2016.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

NOTE 6—DEBT (Continued)

Letter of Credit: The 1st Lien Credit Agreement also provides for standby letters of credit in an aggregate amount of $10,000. Any outstanding letters of credit would reduce the availability under the revolving line of credit.

Interest on the 1st Lien Term Loan is payable at either 2% over the base rate plus 2.25% or 1% over the LIBOR monthly rate plus applicable margin of 3.25%, as defined by the updated debt agreement. The effective rate of the 1st Lien Term Loan was 4.5% at June 30, 2017.

Interest on outstanding borrowings under the Revolving Line of Credit is payable at either 2% over the base rate plus 2.50% or 1% over the LIBOR monthly rate plus applicable margin of 3.50%. The effective rate of interest on the revolving line of credit was 4.7% at June 30, 2017.

Interest on the 2nd Lien Term Loan is payable at 1% over the LIBOR monthly rate plus applicable margin of 7.5%, as defined by the debt agreement. The effective rate of the 2nd Lien Term Note was 8.8% at June 30, 2017.

Collateral and Restrictive Covenants: Borrowings under the 1st lien and 2nd lien credit agreements are collateralized by substantially all assets of the Company. The Credit Agreements and Revolving Line of Credit contain, among other provisions, certain restrictive covenants including maintenance of a minimum total leverage ratio. As of June 30, 2017, the Company was in compliance with these covenants.

Capital leases: The Company leases copiers and office equipment under capital leases which mature by the end of 2017. The leases require monthly principal and interest payments.

As noted above, the Company is subject to additional principal payments on the 1st and 2nd Lien Credit Agreement Term Loans based upon the results of annual excess cash flow calculations, as prescribed in the related agreements, which are performed at September 30 each year, commencing September 30, 2016. At June 30, 2017, the Company is not required to make an excess cash flow payment.

NOTE 7—INCOME TAXES

The effective tax rate for the nine-months ended June 30, 2017 and 2016 differs from the U.S. federal statutory rate primarily due to the projected mix of earnings in non-U.S. jurisdictions with lower tax rates.

NOTE 8- COMMITMENTS AND CONTINGENCIES

Litigation and Claims: The Company is party to legal proceedings arising from its operations. Related reserves are recorded when it is probable that liabilities exist and where reasonable estimates of such liabilities can be made. While it is not possible to predict the outcome of any of these proceedings, the Company’s management, based on its assessment of the facts and circumstances now known, does not believe that any of these proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s financial position. The Company does not believe that, with respect to any pending legal matters, it is reasonably possible that a loss exceeding amounts already recognized may be material. However, actual outcomes may be different than expected and could have a material effect on the company’s results of operations or cash flows in a particular period.

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

NOTE 8—COMMITMENTS AND CONTINGENCIES (Continued)

Environmental Matter: The Company and the former owners of Para-Chem are parties to an Asset Purchase Agreement (“the Agreement”) dated December 13, 2010. The Company acquired these environmental matters as part of the purchase of Para-Chem. In the mid-1980s, the Para-Chem facility located in Simpsonville, South Carolina was designated by the Environmental Protection Agency (“EPA”) as a Superfund Site and placed on the National Priorities List. On September 27, 1993, the EPA issued a Record of Decision (“ROD”) which was subsequently amended on December 23, 1999, regarding the cleanup of the site. This ROD set forth an agreement for remediation of the site, primarily based upon continued groundwater extraction and treatment for up to 20 years. Prior to the acquisition, Para-Chem addressed the matters in the ROD, except for the annual maintenance issues.

The Company’s environmental liability totaled $3,700 at June 30, 2017 and September 30, 2016.

The Company considers groundwater monitoring and remediation costs to be operating expenses, and consequently, expenses these costs as incurred. The Company’s statement of operations includes $101 and $50 for these costs, which are included in general and administrative expense, for the periods ended June 30, 2017 and 2016, respectively.

NOTE 9—ACCUMULATED OTHER COMPREHENSIVE LOSS

The components of accumulated other comprehensive loss, net of tax, are as follows:

	June 30,	September 30,
	2017	2016
Defined benefit pension plan adjustments	$(2,267)	$(2,460)
Cumulative foreign currency translation adjustment	(4,059)	(7,384)

	$(6,326)	$(9,844)

NOTE 10—EMPLOYEE BENEFIT PLANS

The components of net periodic benefit cost and weighted-average assumptions are as follows:

	Nine months ended June 30,
	2017	2016
U.S. Pension Plan:
Expected return on plan assets	$(188)	$(334)
Other	346	277

Total pension cost	$158	$(57)

Weighted-average assumptions:
Expected return on plan assets	5.5%	5.5%
Rate of compensation increase	N/A	N/A

(Continued)

ROYAL HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

(Unaudited)

NOTE 10—EMPLOYEE BENEFIT PLANS (Continued)

	Nine months ended June 30,
	2017	2016
German Pension Plan:
Actuarial gain	$7	$329
Other	290	264

Total pension cost	$297	$593

Weighted-average assumptions:
Expected return on plan assets	N/A	N/A
Rate of compensation increase	2.5%	2.5%

The Company’s expected long-term rate of return on plan assets is based on historical rates of return for a similar mix of invested assets.

NOTE 11—SUBSEQUENT EVENTS

On September 2, 2017, the owner of the Company’s parent entity agreed to sell the stock of the parent to H.B. Fuller Company for a base purchase price of $1.575 billion.